UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 8, 2007

PROGRESSIVE GAMING INTERNATIONAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

NEVADA	000-22752	88-0218876
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

920 Pilot Road

Las Vegas, Nevada 89119

(Address of Principal Executive Offices)

(702) 896-3890

(Registrants telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On August 8, 2007, Progressive Gaming International Corporation (the “Company”), issued a press release announcing its financial results for the three months and six months ended June 30, 2007. A copy of the Company’s press release is attached as Exhibit 99.1 and is incorporated by reference herein.

To supplement our consolidated financial statements presented in accordance with GAAP, we use the non-GAAP measures of EBITDA and Adjusted Loss Per Share from Continuing Operations. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future. Specifically, we believe that EBITDA provides useful comparative information to both management and investors by excluding our semi-annual interest payments and other certain expenses that are not consistent from period to period. Similarly, we believe that adjusted pro forma EBITDA provides useful information to both management and investors regarding our compliance with financial covenants contained in our credit facility. Additionally, since we have historically reported EBITDA results to the investment community, we believe the inclusion of this non-GAAP measure provides consistency in our financial reporting. Further, this non-GAAP measure is one of the primary indicators management uses for planning and forecasting in future periods. Finally, we believe that Adjusted Loss Per Share from Continuing Operations provides useful comparative information to both management and investors by excluding one-time fees associated with loans and notes payable and legal settlements and restructuring costs. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press release dated August 8, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGRESSIVE GAMING INTERNATIONAL CORPORATION

Date: August 8, 2007	By:	/s/ Heather A. Rollo
Heather A. Rollo Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated August 8, 2007

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